UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 16, 2008

ZHONE TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-32743	22-3509099
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

7001 Oakport Street

Oakland, California 94621

(Address of Principal Executive Offices, Including Zip Code)

(510) 777-7000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Directors; Compensatory Arrangements of Certain Officers.

At the special meeting of stockholders of Zhone Technologies, Inc. (“Zhone”) held on October 16, 2008, Zhone’s stockholders approved amendments to certain of its equity incentive compensation plans, including the Zhone Technologies, Inc. Amended and Restated 2001 Stock Incentive Plan (the “2001 Zhone Plan”) and the Zhone Technologies, Inc. 1999 Stock Option Plan (the “1999 Zhone Plan”), to permit the repricing of stock options granted thereunder. In addition, the 2001 Zhone Plan was amended to increase the number of shares of Zhone common stock authorized and reserved for issuance by 1,700,000 shares.

The preceding description of the amendments to the 2001 Zhone Plan and the 1999 Zhone Plan does not purport to be complete and is qualified in its entirety by reference to the complete text of such amendments, which are attached hereto as Exhibits 10.1 and 10.2 and are incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are filed herewith:

Exhibit Number	Description

10.1	First Amendment to the Zhone Technologies, Inc. Amended and Restated 2001 Stock Incentive Plan.

10.2	First Amendment to the Zhone Technologies, Inc. 1999 Stock Option Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 16, 2008	Zhone Technologies, Inc.

	By:	/s/ Kirk Misaka
Kirk Misaka
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	First Amendment to the Zhone Technologies, Inc. Amended and Restated 2001 Stock Incentive Plan.

10.2	First Amendment to the Zhone Technologies, Inc. 1999 Stock Option Plan.